Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual
Preferred Stock, par value $0.01 per share
of
VIA RENEWABLES, INC.
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 18, 2025
UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION TIME”).
As set forth in Section 3 of the Offer to Purchase, dated January 16, 2025 (the “Offer to Purchase” and, together with the related Letter of Transmittal (the “Letter of Transmittal”), as they may be amended or supplemented from time to time, the “Offer”), this form must be used to accept the Offer if (1) certificates representing your shares of 8.75% Series A Fixed-to-Floating Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Via Renewables, Inc., a Delaware corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis) or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time. Unless context otherwise requires, all references to the “shares” shall refer to the Series A Preferred Stock of the Company.
This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein have the same meanings as in the Offer to Purchase.
The Depositary for the Offer is:
By Hand, Express Mail, Courier or Other Expedited Service:

Equiniti Trust Company, LLC
55 Challenger Road
Suite #200
Ridgefield Park, New Jersey 07660
Attn: Reorganization Department
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or by facsimile transmission, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Information Agent or The Depository Trust Company (“DTC”) will not be forwarded to the Depositary and therefore will not be deemed to be validly tendered.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to the Company, on the terms and subject to the conditions set forth in the Offer, receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein have the same meanings as in the Offer to Purchase.
Number of shares to be tendered: shares. Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.
ALL HOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY
MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON
THE FOLLOWING PAGE COMPLETED.

Certificate Nos. (if
available):
Name(s) of
Record Holder(s):

Signature(s):	Dated:
Taxpayer Identification or Social Security
Number:
Address(es):

Daytime Phone Number: ( ) -

If shares will be tendered by book-entry transfer, check this box and provide the following information:
Name of Tendering
Institution:
DTC Account
Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act, and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within one (1) trading day (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.